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                                                                   EXHIBIT 10.14

                FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         This First Amended and Restated Employment Agreement dated and effective as of December 1, 1998 (this "Agreement") is entered into by and between American Residential Services, Inc., a Delaware corporation (the "Company" or "ARS"), and Elliot F. Ettlinger (the "Employee"). This Agreement amends and restates in its entirety the Employment Agreement dated February 21, 1997 between Employee and American Residential Services of Florida, Inc. (successor by merger to Larry Teague and Sons Plumbing, Inc.), a Florida corporation and wholly-owned subsidiary of the Company.

         1. Employment. On the terms and subject to the conditions set forth herein, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company.

         2. Duties and Responsibilities. Subject to the other provisions hereof and to the power of the board of directors of the Company (the "Board") to manage the business and affairs of the Company and to elect and remove its officers and other managers, the Company will employ the Employee as a Vice President-Plumbing Operations, and the Employee will perform the duties, functions and services as are customarily or otherwise reasonably incidental to that position and such other duties, functions and services as the Board or the President of the Company (the "President") from time to time may request. The Employee will report directly to the Director of Residential Operations of the Company or to his designee.

         3. Compensation and Other Employee Benefits. As compensation for the Employee's services hereunder during the Employment Term (as defined in Section
4), the Company will:

         (a) during the Employment Term (as defined in Section 4), pay to the Employee an annual base salary (the "Base Salary"), subject to such withholdings or other deductions as may be required by applicable laws or regulations, of $150,000 in accordance with the then current payroll policies of the Company, which Base Salary will be subject to increase (but not decrease) at the discretion of the Board; and

         (b) subject to the right of the Company to amend or terminate any employee benefit, compensation or welfare plan, (i) afford the Employee the right to participate in (A) such medical and dental plans as the Company makes available to its exempt salaried employees generally during the Employment Term and (B) any employee and/or group benefit plans that the Company makes available to its exempt salaried employees generally during the Employment Term (including, without limitation, disability, accident, medical, life insurance and hospitalization plans) and (ii) subject to the requirements of the business


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expense reimbursement policies and procedures of the Company as in effect from time to time, reimburse the Employee for the reasonable out-of-pocket expenses he incurs in the course of performing his duties hereunder.

         4. Term. Subject to the provisions of Section 6 herein, the term of the Employee's Employment under this Agreement (the "Employment Term") shall be for a continually renewing term of one (1) year commencing on December 1, 1998 and renewing each day thereafter for an additional day without any further action by either the Company or the Employee, it being the intention of the Company and the Employee that there shall be continuously a remaining term of one (1) years' duration of the Employee's Employment until an event has occurred as described in, or either the Company or the Employee shall have made an appropriate election pursuant to, the provisions of Section 6 herein. Upon the date of this Agreement's termination, this Agreement shall have no further force or effect, except that Section 6 herein shall survive for the period(s) of time provided for therein. As used herein, "Employment" means the employment of the Employee as an exempt salaried employee of the Company or any other subsidiary of the Company, and the transfer of the Employee's Employment from (a) the Company or any other subsidiary of the Company or (b) from any subsidiary of the Company to the Company will not constitute a termination of the Employee's Employment for purposes of Section 6.

         5. Competition and Confidentiality. (a) The Employee acknowledges that: (i) the Company, the Company's subsidiaries and other businesses the Company controls (alone or in common with one or more other persons, entities or organizations) or hereafter acquires (collectively, the "ARS Group") are engaged in the business of providing (A) comprehensive maintenance, repair and replacement services for heating, ventilating and air conditioning, plumbing, electrical, indoor air quality and other systems and major appliances in personal residences and commercial, industrial and institutional facilities (including, in the case of those facilities, building automation, lighting, remote monitoring and refrigerant retrofitting services) and (B) new installations of those systems and appliances in those residences and facilities under construction (including the design and building of retrofit systems for major expansion or renovation projects relating to those residences and facilities)(collectively, the "Business"); (ii) the ARS Group conducts the Business throughout the United States; (iii) the Employee's work for the Company has given and will continue to give the Employee the trade secrets of and other confidential information concerning the Company and the other members of the ARS Group; (iv) the Employee's covenants in this Section 5 are essential to protect the Business and the goodwill of the ARS Group; and (v) the Employee has the means to support himself and his dependents other than by engaging in the Business in contravention of this Section 5, and this Section 5 will not impair his ability to provide that support. Accordingly, the Employee covenants that he will not, at any time during the Employment Term or the period of 730 consecutive days after the first to occur of the expiration of the Employment Term or the termination of the Employee's Employment pursuant to Section 6(a),
(c), (d) or (e) (the "Post-employment Restricted Period"): (i) accept employment with or render service to any person, firm or corporation that is engaged in a business directly competitive with the Business, in any case in any Territory surrounding any service facility of the ARS Group (the "Territory" surrounding any service facility means (A) the city, town or village in which that service facility is located, (B) the county or parish


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in which that service facility is located, (C) the counties or parishes contiguous to the county or parish in which that service facility is located,
(D) the area located within 50 miles of that service facility, (E) the area located within 100 miles of that service area and (F) the area in which that service facility regularly provides services at the locations of its customers);
(ii) directly or indirectly own, finance or control, or participate in the ownership or control of, or be connected as a principal, agent, representative, consultant, advisor, investor, owner, partner, financier, manager or joint venturer with, or permit his name to be used by or in connection with, any business or enterprise directly competitive with the Business (provided, however, that the Employee may invest as an investor in the voting securities of any person that is a reporting company under the Securities Exchange Act of 1934, as amended, so long as (A) the aggregate amount of those securities the Employee owns directly or indirectly is less than five percent of the total outstanding voting securities of that person and (B) the Employee has no other affiliation with that person); (iii) call on, solicit or perform services for, directly or indirectly, or aid, directly or indirectly, any other person, entity or organization (other than a member of the ARS Group) in calling on, soliciting or performing services for, directly or indirectly, any person that at that time is, or at any time within one year prior to that time was, a customer of any member of the ARS Group or any prospective customer that had or, to the knowledge of the Employee, was about to receive a business proposal from any member of the ARS Group, for the purpose of soliciting or selling any product or service in competition with the ARS Group; (iv) accept (otherwise than on behalf of a member of the ARS Group), directly or indirectly, the business of any person that at that time is, or at any time prior to that time was, a customer of any member of the ARS Group, or request, advise or suggest to any such person that such person curtail, cancel or withdraw its business from the ARS Group; or
(v) otherwise than on behalf of any member of the ARS Group, solicit the employment of, or induce or advise to leave the employ by any member of the ARS Group of, any person who at that time is employed on a full- or part-time basis by any member of the ARS Group.

         (b) The Employee acknowledges: (i) the ARS Group has a legitimate business interest in the protection of its Confidential Information (as hereinafter defined); and (ii) the ARS Group's Confidential Information is a valuable asset worthy of and subject to protection by the ARS Group. Accordingly, the Employee covenants that: (i) during the Employment Term and thereafter, the Employee will keep confidential all Confidential Information of the ARS Group which is known to him and, except with the specific prior written consent of the general counsel of the Company or as required to be disclosed by law or the order of any agency, court or other governmental authority, not disclose that Confidential Information to any person except members of the ARS Group and their employees, accountants, counsel and other designated representatives. "Confidential Information" of the ARS Group means all know-how, trade secrets and other confidential or nonpublic information prepared for, by or on behalf of, or in the possession of, any member of the ARS Group, including
(i) nonpublic Proprietary Information (as hereinafter defined), (ii) other information derived from reports, investigations, research, studies, work in progress, codes, marketing, sales or service programs, capital expenditure projects, cost summaries, equipment, product or system designs or drawings, pricing or other formulae, contract analyses, financial information, projections, customer lists, agreements with vendors, joint venture agreements, confidential filings with any agency, court or other governmental authority and
(iii) all other concepts, methods, techniques and


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processes of doing business, ideas or information that can be used in the operation of a business or other enterprise and is sufficiently valuable, or potentially valuable, and secret to afford an actual or potential economic advantage over others. Confidential Information of the ARS Group does not include any information: (i) that currently is generally available to and generally known by the public or, through no fault of the Employee, hereafter becomes generally available to and generally known by the public. "Proprietary Information" means all the following that (i) relates to or is used or useful in the Business or any logical extension thereof or results from the Employee's work for the Company or any other member of the ARS Group and (ii) is conceived or created by the Employee, either alone or in collaboration with any other person or persons, at any time and in any place on or after the date of this Agreement and prior to the termination of the Employee's Employment for any reason: all conceptions and ideas for inventions, improvements or valuable discoveries, whether or not patentable, all trade secrets, all works of authorship (including illustrations, writings, computer programs and software) and all other business or technical information.

         (c) The Employee will promptly disclose to the Company as it becomes available to the Employee all Proprietary Information and hereby assigns to the Company all his right, title and interest in all Proprietary Information available to him at the date of this Agreement. The Employee covenants and agrees that the Employee will: (i) assign to the Company or its designee all his right, title and interest in all Proprietary Information that hereafter becomes available to him; and (ii) whenever requested by the Company to do so, execute and deliver such applications, assignments, licenses or other documents, and perform such other acts, as the Company may consider necessary to protect the rights, title and interest of the Company or its designee in all Proprietary Information assigned or to be assigned by the Employee pursuant to this Section 5(c).

         (d) At any time at the request of the Company and promptly on the termination of the Employee's Employment for any reason without the requirement of any request therefor, the Employee will deliver to the Company all the following then in the Employee's possession or subject to disposition by the
Employee: (i) the originals and all copies of all Confidential Information; (ii) the originals and all copies of all Proprietary Information; (iii) the originals and all copies of all books, business forms, drawings, files, lists, memoranda, notebooks, notes, records and other documents (including all thereof stored in computer memories or on disks, on microfiche or by any other means) which relate to the Business or any member of the ARS Group, whether compiled, made or prepared by the Employee or by any other person; and (iv) all devices, equipment, tools and other tangible property owned or leased by any member of the ARS Group.

         (e) It is expressly understood and agreed that each of the parties consider the restrictions contained in Section 5 to be reasonable for the purpose of preserving for the ARS Group the good will, proprietary rights and going business value of the Company. It is the desire and intent of each of the parties that the covenants and agreements of the Employee in Sections 5(a), (b),
(c) and (d) (the "Restrictive Covenants") be enforced to the fullest extent permissible under all applicable laws and public policies. Accordingly, if any particular portion of any Restrictive Covenant is adjudicated to be invalid or unenforceable, that Restrictive Covenant will be deemed


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amended (i) to reform the particular portion to provide for such maximum restrictions as will be valid and enforceable or, if that is not possible, then
(ii) to delete therefrom the portion thus adjudicated to be invalid or unenforceable. The Restrictive Covenants will inure to the benefit of any successor or successors to ARS, the Company and each other member of the ARS Group.

         (f) The Employee acknowledges that (i) the Restrictive Covenants are expressly for the benefit of the Company and the other members of the ARS Group,
(ii) one or more of the members of the ARS Group would be irreparably injured by a violation of any of the Restrictive Covenants and (iii) the members of the ARS Group would have no adequate remedy at law in the event of such violation. Therefore, the Employee acknowledges and agrees that injunctive relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies to enforce compliance by the Employee with the Restrictive Covenants.

         6. Termination of Employment. (a) For Due Cause. If the Company has Due Cause (as hereinafter defined) to terminate the Employee's Employment, the Company will be entitled to terminate the Employee's Employment at any time by delivering written notice of that termination to the Employee, in which event
(i) that termination will be effective immediately on the delivery of that notice, (ii) the Company will pay to the Employee his Base Salary accrued and unpaid to the date of that termination and (iii) all the rights and benefits the Employee may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs. "Due Cause" means: (i) the Employee has committed a willful serious act, such as fraud, embezzlement or theft, against any member of the ARS Group, intending to enrich himself at the expense of the Company or that member; (ii) the Employee has been convicted of a felony (or entered a plea of nolo contendre to a felony charge); (iii) the Employee has engaged in conduct that has caused demonstrable and serious injury, monetary or otherwise, to any member of the ARS Group; (iv) the Employee, in carrying out his duties hereunder, has been guilty of gross neglect or gross misconduct; (v) the Employee has (A) refused to carry out his duties hereunder in gross dereliction of those duties and, after receiving written notice to such effect from the Company, (B) failed to cure the existing problem within five days; or (vi) the Employee has materially breached this Agreement and has not remedied that breach within five days after receipt of written notice from the Company that the breach has occurred.

         (b) Death. If the Employee dies, (i) the Employee's Employment will terminate on the date of his death, (ii) the Company will pay to the Employee's estate the Employee's Base Salary accrued and unpaid through the end of the month in which he dies and (iii) all rights and benefits the Employee (or his estate) may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs.

         (c) Disability. If the Employee suffers a Disability (as hereinafter defined), (i) the Employee's Employment will terminate on the date on which the Company determines that


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Disability has occurred, (ii) the Company will pay to the Employee his Base
Salary accrued and unpaid through the end of the month in which is employment is terminated because of that Disability and (iii) all the rights and benefits the Employee may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs. "Disability" means the inability or incapacity (by reason of a medically determinable physical or mental impairment) of the Employee to perform the essential functions of the job then assigned to him hereunder for a period that can be reasonably expected to last more than 120 days. That inability or incapacity will be documented to the reasonable satisfaction of the Company by appropriate correspondence from registered physicians reasonably satisfactory to the Company.

         (d) Voluntary Termination. The Employee may voluntarily terminate his Employment at any time by providing at least 30 days' prior written notice to the Company, in which event, subject to the provisions of Section 6(e), (i) the Company will pay to the Employee his Base Salary accrued and unpaid to the date his Employment terminates and (ii) all the rights and benefits the Employee may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs.

         (e) Other Terminations. The Company will be entitled to terminate the Employee's Employment at any time for any reason. If the Company terminates the Employee's Employment for any reason other than Due Cause or the Employee's Disability, or if the Employee voluntarily terminates his Employment following a decrease in his Base Salary to which he has not consented in writing, (i) the Company will pay to the Employee his Base Salary in accordance with the then current payroll policies of the Company to the expiration of the Employment Term but only for so long as the Employee is in strict compliance with Section 5 of this Agreement and (ii) all the rights and benefits the Employee may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs.

         7. No Conflicts. The Employee represents and warrants that the Employee is under no contractual or other restrictions or obligations that will
(a) limit Employee's activities on behalf of the Company or (b) prohibit or inhibit disclosure or use by the Employee of any information in possession of the Employee which directly or indirectly relates to the operation or business of the Company or the services to be rendered by the Employee, under this Agreement or otherwise.

         8. Notices. All notices, requests, demands and other communications given under or by reason of this Agreement must be in writing and will be deemed given when delivered in person or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a party may specify by notice pursuant to this provision):


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         (a) If to the Company:

             American Residential Services, Inc.
             Post Oak Tower, Suite 725
             5051 Westheimer Road
             Houston, Texas 77056-5604
             Attn:    General Counsel

         (b) If to the Employee:

             Elliot F. Ettlinger
             1230 Ocean Blvd.
             Atlantic Beach, Florida 32203

         9. Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws (other than the rules governing conflicts of laws) of the State of Texas.

         10. Additional Instruments. The Employee and the Company will execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

         11. Entire Agreement and Amendments. This Agreement contains the entire agreement of the Employee and the Company relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the Employee and the Company with respect to the subject matter hereof. This Agreement may not be amended or modified except by an agreement in writing signed by the party against whom enforcement of any waiver or modification is sought.

         12. Headings. The headings of Sections and subsections hereof are included solely for convenience of reference and will not control the meaning or interpretation of any of the provisions hereof.

         13. Tax Withholding. Notwithstanding any other provision hereof, the Company may withhold from amounts payable hereunder all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

         14. Separability. If any provision of this Agreement is rendered or declared illegal, invalid or unenforceable by reason of any existing or subsequently enacted legislation or by the final judgment of any court of competent jurisdiction, the Employee and the Company will promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.


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         15. Assignments. The Company may assign this Agreement to any person or entity succeeding to all or substantially all the business interests of the Company by merger or otherwise. The rights and obligations of the Employee under this Agreement are personal to him, and none of those rights, benefits or obligations will be subject to voluntary or involuntary alienation, assignment or transfer, except as otherwise contemplated hereby.

         16. Effect of Agreement. Subject to the provisions of Section 15 with respect to assignments, this Agreement will be binding on the Employee and his heirs, executors, administrators, legal representatives and assigns and on the Company and its successors and assigns, except as otherwise contemplated hereby. The Employee acknowledges that the provisions of Section 5 are for the benefit of ARS and the other members of the ARS Group, in addition to the Company.

         17. Execution. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which will constitute one and the same agreement.

         18. Waiver of Breach. The waiver by either party to this Agreement of a breach of any provision of the Agreement by the other party will not operate or be construed as a waiver by the waiving party of any subsequent breach by the other party.

         IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement effective as of the date first above written.


AMERICAN RESIDENTIAL SERVICES, INC.                   EMPLOYEE



By:
   -------------------------------               --------------------------
   Thomas Amonett                                    Elliot F. Ettlinger
   President


AMERICAN RESIDENTIAL SERVICES
OF FLORIDA, INC. (Joined in solely for the purpose of the amendment and restatement set forth in the recitals herein)



By:
   -------------------------------
   John D. Held
   Vice President


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